Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(615,150)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,700,710)
Dividend Income	60,141
Interest Income	183,148
ETF Transaction Fees	1,050
Total Income (Loss)	$(2,071,521)

Expenses
General Partner Management Fees	$37,128
Professional Fees	3,835
Brokerage Commissions	886
Directors' Fees and insurance	3,318
License fees	929
Total Expenses	$46,096
Net Income (Loss)	$(2,117,617)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/23	$82,429,259
Additions (100,000 Shares)	3,437,652
Withdrawals (100,000 Shares)	(3,403,828)
Net Income (Loss)	(2,117,617)

Net Asset Value End of Month	$80,345,466
Net Asset Value Per Share (2,350,000 Shares)	$34.19

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596